Exhibit 10.4

FIRST Amendment to Employment Agreement

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into this 9th day of January, 2023 by and between TEXAS ROADHOUSE MANAGEMENT CORP., a Kentucky corporation (the “Company”), and CHRISTOPHER C. COLSON, an individual resident of the Commonwealth of Kentucky (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are parties to the Employment Agreement dated March 31, 2021 (the “Employment Agreement”) relating to Executive’s service as General Counsel and Corporate Secretary of Texas Roadhouse, Inc., a Delaware corporation (the “Corporation”);

WHEREAS, effective as of January 9, 2023, the Board of Directors of the Corporation approved the change in Executive’s title from General Counsel to Chief Legal and Administrative Officer of the Corporation;

WHEREAS, the Employment Agreement references Executive’s employment as General Counsel of the Corporation; and

WHEREAS, the parties wish to amend the Employment Agreement to reflect the change in Executive’s title from General Counsel to Chief Legal and Administrative Officer of the Corporation while remaining the Corporate Secretary of the Corporation.

NOW THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Recitals; Defined Terms. The recitals set forth above are true and accurate and are hereby incorporated herein by reference. Except as specifically set forth herein, all capitalized terms shall have the same meanings as set forth in the Employment Agreement.

2.           Duties. Notwithstanding anything to the contrary contained in the Employment Agreement, including, without limitation, Section 3 of the Employment Agreement, the Company and Executive acknowledge and agree that effective as of January 9, 2023 and for the remainder of the Employment Term (as defined in the Employment Agreement), (i) Executive shall be employed as Chief Legal and Administrative Officer and Corporate Secretary of the Corporation, and such other titles as the Company may designate, and shall perform such duties and responsibilities as the Company shall assign to Executive from time to time, including duties and responsibilities relating to the Company or Affiliates (as defined in the Employment Agreement) and certain officer positions of Affiliates as and if determined by the Company; (ii) Executive shall continue to report to the Chief Executive Officer of the Corporation or to such other person as designated by the Chief Executive Officer of the Corporation and/or the Board of Directors of the Corporation (as the same may change from time to time); and (iii) any references to Executive being employed as General Counsel and Corporate Secretary within the Employment Agreement shall be deemed amended to reference Executive’s employment as Chief Legal and Administrative Officer and Corporate Secretary.

3.           Miscellaneous. Except as expressly amended herein, all of the terms and conditions of the Employment Agreement shall remain in full force and effect. This First Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. This First Amendment shall be binding on the parties when executed and delivered by the parties to one another by electronic transmission. In the event of a conflict between the terms of this First Amendment and the Employment Agreement, the terms of this First Amendment shall govern.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment as of the date first written above.

THE COMPANY:

TEXAS ROADHOUSE MANAGEMENT CORP.,
a Kentucky corporation

By:	/s/ Gerald L. Morgan
Name:	Gerald L. Morgan
Title:	President

EXECUTIVE:

By:	/s/ Christopher C. Colson
CHRISTOPHER C. COLSON, an individual resident of the Commonwealth of Kentucky